Exhibit 12.1

THE SOUTH FINANCIAL GROUP, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
(dollars in thousands) (unaudited)

	Nine Months Ended
	September 30,		Year Ended December 31,

	2008	2007		2007		2006		2005		2004		2003

Earnings, including interest on deposits:
Pre-tax income from continuing operations (1)	$(291,318)	$95,394		$106,676		$160,548		$95,621		$175,487		$120,770
Fixed charges	271,640	381,455		504,619		464,736		350,349		210,261		169,824
Less: interest capitalized	(1,085)	(188)		(505)		--		--		--		--

	$(20,763)	$476,661		$610,790		$625,284		$445,970		$385,748		$290,594

Preferred dividend requirement (2)	$12,083	$--		$--		$--		$--		$--		$--

Fixed charges:
Interest expense (1)	$265,285	$376,373		$497,575		$458,829		$345,241		$206,391		$166,346
Interest capitalized	1,085	188		505		--		--		--		--
Estimated interest component of net rental expense	5,270	4,894		6,539		5,907		5,108		3,870		3,478

	$271,640	$381,455		$504,619		$464,736		$350,349		$210,261		$169,824

Fixed charges and preferred dividends	$283,723	$381,455		$504,619		$464,736		$350,349		$210,261		$169,824

Ratio of earnings to fixed charges and preferred dividends, including interest on deposits	**	1.25	x	1.21	x	1.35	x	1.27	x	1.83	x	1.71	x

Earnings, excluding interest on deposits:
Pre-tax income from continuing operations (1)	$(291,318)	$95,394		$106,676		$160,548		$95,621		$175,487		$120,770
Fixed charges	62,283	106,413		136,324		173,444		153,660		85,393		73,718
Less: interest capitalized	(1,085)	(188)		(505)		--		--		--		--

	$(230,120)	$201,619		$242,495		$333,992		$249,281		$260,880		$194,488

Preferred dividend requirement (2)	$12,083	$--		$--		$--		$--		$--		$--

Fixed charges:
Interest expense (1)	$265,285	$376,373		$497,575		$458,829		$345,241		$206,391		$166,346
Interest capitalized	1,085	188		505		--		--		--		--
Less: interest on deposits	(209,357)	(275,042)		(368,295)		(291,292)		(196,689)		(124,868)		(96,106)
Estimated interest component of net rental expense	5,270	4,894		6,539		5,907		5,108		3,870		3,478

	$62,283	$106,413		$136,324		$173,444		$153,660		$85,393		$73,718

Fixed charges and preferred dividends	$74,366	$106,413		$136,324		$173,444		$153,660		$85,393		$73,718

Ratio of earnings to fixed charges and preferred dividends, excluding interest on deposits	**	1.89	x	1.78	x	1.93	x	1.62	x	3.06	x	2.64	x

**Due to TSFG's loss in 2008, the ratio coverage was less than 1:1. For the Consolidated Ratio of Earnings to Fixed Charges and Preferred Stock Dividends, TSFG must generate additional earnings of $304.5 million to achieve a coverage of 1:1.

(1)   For 2003, pre-tax minority interest in consolidated subsidiary has been deducted from pre-tax income from continuing operations and added to interest expense in order to conform to subsequent years' presentation.

(2)   Due to TSFG's loss in 2008, the stated amount of preferred stock dividends was used, rather than the pre-tax earnings that would be required to pay the preferred stock dividends.

THE SOUTH FINANCIAL GROUP, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(dollars in thousands) (unaudited)

	Nine Months Ended
	September 30,			Year Ended December 31,

	2008	2007		2007		2006		2005		2004		2003

Earnings, including interest on deposits:
Pre-tax income from continuing operations (1)	$(291,318)	$95,394		$106,676		$160,548		$95,621		$175,487		$120,770
Fixed charges	271,640	381,455		504,619		464,736		350,349		210,261		169,824
Less: interest capitalized	(1,085)	(188)		(505)		--		--		--		--

	$(20,763)	$476,661		$610,790		$625,284		$445,970		$385,748		$290,594

Fixed charges:
Interest expense (1)	$265,285	$376,373		$497,575		$458,829		$345,241		$206,391		$166,346
Interest capitalized	1,085	188		505		--		--		--		--
Estimated interest component of net rental expense	5,270	4,894		6,539		5,907		5,108		3,870		3,478

	$271,640	$381,455		$504,619		$464,736		$350,349		$210,261		$169,824

Ratio of earnings to fixed charges, including interest on deposits	**	1.25	x	1.21	x	1.35	x	1.27	x	1.83	x	1.71	x

Earnings, excluding interest on deposits:
Pre-tax income from continuing operations (1)	$(291,318)	$95,394		$106,676		$160,548		$95,621		$175,487		$120,770
Fixed charges	62,283	106,413		136,324		173,444		153,660		85,393		73,718
Less: interest capitalized	(1,085)	(188)		(505)		--		--		--		--

	$(230,120)	$201,619		$242,495		$333,992		$249,281		$260,880		$194,488

Fixed charges:
Interest expense (1)	$265,285	$376,373		$497,575		$458,829		$345,241		$206,391		$166,346
Interest capitalized	1,085	188		505		--		--		--		--
Less: interest on deposits	(209,357)	(275,042)		(368,295)		(291,292)		(196,689)		(124,868)		(96,106)
Estimated interest component of net rental expense	5,270	4,894		6,539		5,907		5,108		3,870		3,478

	$62,283	$106,413		$136,324		$173,444		$153,660		$85,393		$73,718

Ratio of earnings to fixed charges, excluding interest on deposits	**	1.89	x	1.78	x	1.93	x	1.62	x	3.06	x	2.64	x

**Due to TSFG's loss in 2008, the ratio coverage was less than 1:1. For the Consolidated Ratio of Earnings to Fixed Charges, TSFG must generate additional earnings of $292.4 million to achieve a coverage of 1:1.

(1)   For 2003, pre-tax minority interest in consolidated subsidiary has been deducted from pre-tax income from continuing operations and added to interest expense in order to conform to subsequent years' presentation.